UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 3, 2014

Virginia Electric and Power Company
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	1-2255 (Commission File Number)	54-0418825 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2014, Virginia Electric and Power Company (the “Company”), a wholly-owned subsidiary of Dominion Resources, Inc. (“Dominion”), announced that Mr. Ashwini Sawhney will retire as Vice President, Controller and Chief Accounting Officer, effective April 1, 2014.

The Company also announced that Ms. Michele L. Cardiff will succeed, subject to approval by the Company’s Board of Directors, Mr. Sawhney upon his retirement as Vice President, Controller and Chief Accounting Officer.  Ms. Cardiff, age 46, is currently Vice President – Accounting of Dominion Resources Services, Inc., an affiliate of the Company, and has held that position since January 1, 2014.  Prior to that, Ms. Cardiff served as Vice President and General Auditor of Dominion Resources Services, Inc. from September 2012 to December 2013, Controller of Dominion's Generation business unit from June 2009 until August 2012, and Assistant Controller for Dominion Resources Services, Inc. from November 2008 until May 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY Registrant

/s/Mark F. McGettrick
Mark F. McGettrick Executive Vice President and Chief Financial Officer

Date:  February 4, 2014